iStar

Q1 '22
Earnings Results

(NYSE: STAR)

Forward-Looking Statements and Other Matters

Statements in this presentation which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise.

This presentation should be read in conjunction with our consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and our Annual Report on Form 10-K for the year ended December 31, 2021. In assessing all forward-looking statements herein, readers are urged to read carefully the Risk Factors section and other cautionary statements in our Form 10-K.

Factors that could cause actual results to differ materially from iStar's expectations include general economic conditions and conditions in the commercial real estate and credit markets including, without limitation, the impact of inflation on rising interest rates, the effect of the COVID-19 pandemic on our business and growth prospects, the performance of SAFE, the Company's ability to grow its ground lease business directly and through SAFE, the Company's ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions and the pricing and timing of any such sales, asset impairments, the market demand for legacy assets the Company seeks to sell and the pricing and timing of such sales, changes in NPLs, repayment levels, the Company's ability to make new investments, the Company's ability to maintain compliance with its debt covenants, the Company's ability to generate income and gains from its portfolio and other risks detailed in "Risk Factors" in our 2021 Annual Report on Form 10-K, and any updates thereto made in our subsequent fillings with the SEC.

Note re Pro Forma Financial Presentation: This presentation presents financial information on a pro forma basis, giving full effect to the net lease transaction, including estimated distributions to be made to partners in the net lease funds and to holders of interests in the Company's incentive performance program, "iPIP." In addition, the pro forma presentation includes an estimate for the value of the total potential iPIP distribution less the amounts already accrued for as of March 31, 2022, assuming SAFE is valued at a price of $43.05 per share and the Company's other assets perform with current underwriting expectations. Additional information on iPIP can be found in the 2021 Annual Report on Form 10-K and its 2021 Proxy Statement, both of which are available on our website.

Note re COVID-19: Readers of this presentation are cautioned that, due to the uncertainty created by the COVID-19 pandemic, our results for the first quarter may not be indicative of our future results. Readers are urged to read our Annual Report on Form 10-K for the year ended December 31, 2021 for a more fulsome discussion of our first quarter results, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections included therein.

Please refer to the "Glossary" section in the Appendix for a list of defined terms and metrics.

Investor Relations Contact
Jason Fooks
Senior Vice President
212.930.9400
investors@istar.com

iStar

I. Highlights

Q1 '22 Highlights

Simplifying the Business	Momentum at Safehold	Strengthening the Balance Sheet
$3.07b Gross Sales Price of Net Lease Assets	**$677m** New Originations at Safehold	**$1.2b** Consolidated Debt Extinguished Within the Quarter
~$585m Net Positive Impact to Common Equity	**$1.3b** Increase in UCA at Safehold	**$194m** Convertible Note Exchange[(1)]

iStar

(1) Subsequent to quarter end, iStar completed privately negotiated exchange transactions with certain holders of its 3.125% Convertible Senior Notes due 2022 in which the holders exchanged $194 million aggregate principal amount of the convertible notes for an aggregate of 13.75 million newly issued shares of its common stock and $14 million of cash, and we retired the exchanged notes.

Earnings Results

	Q1 '22	Q1 '21
Net Income (Loss) *(Allocable to Common Shareholders)*	$610.9m	($0.4m)
W.A. Shares *(Diluted)*	69.0m	73.9m
EPS *(Diluted)*	$8.85	($0.01)

Adj. Earnings *(Allocable to Common Shareholders)*	$607.5m	$22.7m
W.A. Shares *(Diluted)*	78.0m	77.0m
AEPS *(Diluted)*	$7.79	$0.30

Note: Please refer to the "Adjusted Earnings Reconciliation" section of the Appendix for more information with regard to the calculation of this metric.

Net Lease Transaction Impact

In Q1 '22, completed the previously announced sale of a portfolio of net lease assets for a **gross sales price of $3.07 billion and net cash proceeds of ~$1.2 billion**[1].

As a result of the net lease transactions, iStar's portfolio is primarily comprised of ground lease and ground lease adjacent assets.


Q4 '21
$6.6b(2)
Non-Core Assets
$3.2b / 48%
Ground Lease Ecosystem + Cash
$3.4b / 52%
Q1 '22
$4.1b(2)
Non-Core Assets
$0.8b / 20%
Ground Lease Ecosystem + Pro Forma Cash
$3.2b / 80%

Note: For more details on the pro forma impacts please see "Supplemental Financial Data" in the Appendix.
(1) Proceeds are net of debt repayments, debt prepayment fees, partner distributions, transaction fees, and other miscellaneous items.
(2) Reflects assets at carrying value except that SAFE shares are reflected at market value. Q1 '22 SAFE market value of iStar's investment in SAFE is $1,725m, calculated as iStar's ownership of 40.1m shares of SAFE at the April 29, 2022 closing stock price of $43.05. Q4 '21 SAFE market value of iStar's investment in SAFE is $2,922m, calculated as iStar's ownership of 36.6m shares of SAFE at the December 31, 2021 closing stock price of $79.85.

iStar

iStar Overview

iStar's strategy is focused on the **origination and growth** of the Ground Lease Ecosystem

Pro Forma Simplified Balance Sheet

In millions, except per share data

Total Assets	
Cash	$1,410
Ground Lease Ecosystem	
Safehold (incl. MTM[1])	1,725
Other Ground Lease Ecosystem	97
Total GL Ecosystem (excl. cash)	1,822
Non-Core Assets	
RE Finance	332
Legacy and Strategic	437
Other assets, net	56
Total Non-Core Assets	825
Total Assets (incl. SAFE MTM)	$4,057

Total Liabilities and Equity	
iPIP liability	$64
AP and other liabilities	96
Debt obligations, net	2,084
Total Liabilities	2,244
Total Equity	1,813
Total Liabilities & Equity	$4,057
Total Equity (incl. SAFE MTM)	1,813
Less: Non controlling interests	(12)
Less: Preferred Equity	(305)
Less: iPIP Estimated Distribution[2]	(105)
Common Equity (as adjusted)	$1,391
Diluted Shares Outstanding	78.4
Common Equity per share	$17.75

Note: For more details on the pro forma impacts please see "Supplemental Financial Data" in the Appendix.
(1) Q1 '22 SAFE market value of iStar's investment in SAFE is $1,725m, calculated as iStar's ownership of 40.1m shares of SAFE at the April 29, 2022 closing stock price of $43.05.
(2) Represents an estimate for the value of the total potential iPIP distribution less the amounts already accrued for as of March 31, 2022, assuming SAFE is valued at a price of $43.05 per share and the Company's other assets perform with current underwriting expectations.

iStar

Equity Value per Share

Common Equity per Share[1]



$4.1b
Non-Core Assets
Ground Lease Ecosystem Incl. Cash
($2.3b)
($0.3b)
($0.3b)
$1.1b
$14.75
$0.3b
($0.1b)
$1.4b
$17.75
Total Assets
As Reported
Liabilities
NCI
Preferred Stock
Total Common Equity
SAFE MTM(2)
iPIP and Pro Forma Adj.(3)
Total Common Equity
As adjusted

Note: Please refer to the "Supplemental Financial Data" in the Appendix for more details.
(1) Presented diluted for the 2022 3.125% convertible notes which were "in the money" on March 31, 2021 based on the conversion ratio of 72.3126 shares per $1,000 of principal (a conversion price of $13.83 per share) using the Q1 '22 average closing stock price.
(2) Q1 '22 SAFE MTM adjustment is calculated as the difference between the carrying value and market value of iStar's investment where market value is calculated as iStar's ownership of 40.1m shares of SAFE at the April 29, 2022 closing stock price of $43.05.
(3) A portion of the profits realized on iStar's investment portfolio, including the sale of the net lease portfolio and, its investment in SAFE, is allocable to iPIP, iStar's shareholder-approved long-term incentive plan. The figures pro forma the full estimated value of the potential iPIP distributions assuming SAFE is valued at a price of $43.05 per share and the Company's other assets perform with current underwriting expectations. Additional information on iStar's iPIP can be found in the 2021 Annual Report on Form 10-K and its 2021 Proxy Statement, both of which are available on our website.

Safehold

iStar's Investment in Safehold



$2.4b
Market Value
(34.8m shares / $70.10 per share)
$1.5b
Unrealized Gain
$1.0b
Carrying Value
($27.45 per SAFE share)
$1.7b
Market Value
(40.1m shares / $43.05 per share)
$0.3b
Unrealized Gain
$1.4b
Carrying Value
($34.66 per SAFE share)
Q1 '21
Q1 '22

Q1 '22 Safehold Progress

$677m
Q1 '22 New Originations at Safehold

$309m
Equity Raised by Safehold

$1.15b
Cash & Credit Facility Availability

35%
Quarterly Y/Y EPS Growth at Safehold

iStar

Note: Please refer to the SAFE Earnings Presentation dated April 21, 2022, available on SAFE's website for a Glossary of defined terms. Q1 '21 share price as of March 31, 2021 and Q1 '22 share price as of April 29, 2022.

Ground Lease Ecosystem (excl. SAFE)

Investment opportunities that target the origination and acquisition of pre-development phase ground leases (Ground Lease Plus) and leasehold loans made in conjunction with a Safehold ground lease (SAFExSTAR)

Carrying Value	$97m
# of Assets	7
Targeted Returns	9 - 12%
Unfunded Commitments	$116m


Southwest
$46m
47%
Geographic Region
Northeast
$41m
42%
West
$10m
11%

Note: Figures are based on carrying value, which represents iStar's pro rata share of investment in ground lease and leasehold loan assets.

iStar

RE Finance & Legacy and Other Strategic Assets

RE Finance
(Non-Ground Lease Ecosystem)

	Loans ($)	W.A. Last $ LTV	W.A. Yield	W.A. Maturity (yrs)
Loan Receivables	$152m	61%	7.4%	3.3
Other lending investments	121m	-	6.7%	6.0
Total Performing Loans	**$273m**	**61%**	**7.1%**	**4.5**
NPL	59m			
Total Real Estate Finance[(1)]	**$332m**			



Property Type
Multifamily $72 22%
Retail $62 19%
Office $42 13%
Other $25 7%
Land $12 4%
Condo $11 3%
Hotel $108 32%

Legacy and Strategic Assets

Short-Term Legacy and Other Strategic Assets: 17 assets across Land & Development, Operating Properties and Corporate



$133m Carrying Value
Strategic (Operating) $34m 25%
Strategic (Corporate) $25m 19%
Short-Term Legacy $75m 56%

Long-Term Legacy: 2 projects across Land & Development and Operating Properties



$304m Carrying Value
Asbury Park $204m 67%
Magnolia Green $100m 33%

(1) Excludes iStar's $5m investment in leasehold loans reported within the RE Finance segment.

Investment Activity

$247m

$202m	$29m	$16m
Investment in SAFE	Ground Lease Plus and Leasehold Loan Fundings	Loan Fundings, Legacy CapEx and Other

iStar

$4.1b Diversified Assets


Business Line(1)
SAFE
$1,725m
43%
RE Finance
$336m
8%
Land & Development
$278m
7%
Operating Properties
$135m
3%
Net Lease (Ground Lease Plus)
$93m
2%
Strategic Investments
$25m
1%
Other Assets (Pro Forma)
$56m
1%
Cash (Pro Forma)
$1,410m
35%


Property Type(1)
Ground Leases
$1,817m
45%
Land
$235m
6%
Hotel
$176m
4%
Multifamily
$111m
3%
Retail
$84m
2%
Other
$64m
2%
Condo
$57m
1%
Office
$47m
1%
Cash & Other Assets (Pro Forma)
$1,466m
36%


Geographic Region(1)
Northeast
$1,035m
25%
West
$596m
15%
Mid Atlantic
$370m
9%
Southeast
$227m
6%
Southwest
$164m
4%
Various
$121m
3%
Central
$78m
2%
Cash & Other Assets (Pro Forma)
$1,466m
36%

Note: Figures based on Carrying Value of the Company's total investment portfolio, adjusted to present the investment in SAFE at market value, and includes the carrying value of iStar's investment in non-consolidated joint ventures and affiliates (other than SAFE). For more details on the pro forma impacts please see "Supplemental Financial Data" in the Appendix.
(1) SAFE market value is calculated as iStar's ownership of 40.1m shares of SAFE at the April 29, 2022 closing stock price of $43.05.

iStar

Corporate Debt Maturity Profile

Debt Profile		
2022[1]		
Sep.	$288m	3.125%
2024		
Oct.	$775m	4.75%
2025		
Aug.	$550m	4.25%
2026		
Feb.	$400m	5.50%
2035		
Oct.	$100m	L + 150
Total / W.A.	**$2,113m**	**4.43%**

3.2 years
w.a. debt maturity



$194m convertible exchange subsequent to quarter end
$194m
$93m
$775m
$550m
$400m
$100m
Q2 '22
Q3 '22
Q4 '22
Q1 '23
Q2 '23
Q3' 23
Q4 '23
Q1 '24
Q2 '24
Q3 '24
Q4 '24
Q1 '25
Q2 '25
Q3 '25
Q4 '25
Q1 '26
...
Thereafter
Unsecured Debt
Convertible Notes

Note: $ in millions. Excludes extension options and revolving credit facility which was undrawn as of March 31, 2022.
(1) The 2022 3.125% convertible notes were "in the money" on March 31, 2022 with a conversion price of $13.83 per share and a conversion of 72.3126 shares per $1,000 of principal using the Q1 '22 average closing stock price.

II. Capital Structure

Credit Metrics

Unencumbered Asset Base	UA / UD	Leverage[(1)]	Secured Debt / Total Debt
$4.1b	1.9x	0.4x	0%

Note: Figures are presented using the SAFE market value of iStar's investment in SAFE. Q1 '22 SAFE market value of iStar's investment in SAFE is $1,725m, calculated as iStar's ownership of 40.1m shares of SAFE at the April 29, 2022 closing stock price of $43.05. Figures are presented on a pro forma basis; for more details on the pro forma impacts please see "Supplemental Financial Data" in the Appendix.
(1) Leverage is calculated as the ratio of debt, net of cash, to total equity gross of non-controlling interests, or "NCI", and applying the SAFE MTM adjustment. Please refer to the "Capital Structure Overview" section of the presentation for more information.

Capital Structure Overview

Credit Metrics	3/31/22	SAFE MTM and iPIP Adj.[1][7]	Pro Forma[1][6][7]
Cash	$1,500m	$1,500m	$1,410m
Debt	$2,084m	$2,084m	$2,084m
Debt, net of cash	$584m	$584m	$675m
Total Equity, gross of NCI	$1,785m	$2,016m	$1,707m
Leverage[2]	0.33x	0.29x	0.40x
Shares			
Shares Outstanding[4]	77.9m	77.9m	78.4m
Common Equity	$1,149m	$1,380m	$1,391m
Common Equity per Share	$14.75	$17.71	$17.75
Liquidity			
Cash	$1,500m	$1,500m	$1,410m
Revolving Credit Facility Availability	$60m	$60m	$60m
Total Liquidity	$1,560m	$1,560m	$1,470m


Total Equity
$1.8b
Common Equity
$1,149m
Noncontrolling Interest - $331m
Preferred Equity - $305m[3]
Senior
Unsecured Debt
$2.1b[5]

(1) SAFE mark-to-market calculations based on the April 29, 2022 closing stock price of $43.05 with respect to 40.1m shares held by iStar.
(2) Corporate leverage is the ratio of total debt less cash and cash equivalents divided by Total Equity, gross of NCI.
(3) Represents liquidation preference of preferred equity.
(4) Presented diluted for the 2022 3.125% convertible notes which were "in the money" on March 31, 2022 based on their current conversion ratio of 72.3126 shares per $1,000 of principal, which represents a conversion price of $13.83 per share using the Q1 '22 average closing stock price.
(5) Debt is presented net of fees and discounts.
(6) For more details on the pro forma impacts, please see "Supplemental Financial Data" in the Appendix.
(7) A portion of the profits realized on iStar's investment portfolio, including the sale of the net lease portfolio and, its investment in SAFE, is allocable to iPip, iStar's shareholder-approved long-term incentive plan. The figures pro forma the full estimated value of the potentialiPIP distributions. Additional information on iStar's iPIP can be found in the 2021 Annual Report on Form 10-K and its 2021 Proxy Statement, both of which are available on our website.

III. Appendix

Consolidated Statements of Operations

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Revenues		
Operating lease income	$3,109	$4,931
Interest income	4,948	9,789
Interest income from sales-type leases	356	-
Other income	8,640	13,015
Land development revenue	14,900	32,249
Total revenues	$31,953	$59,984
Cost and Expenses		
Interest expense	$29,243	$28,809
Real estate expense	10,117	8,719
Land development cost of sales	14,496	29,323
Depreciation and amortization	1,357	2,401
General and administrative	13,802	15,931
General and administrative – stock-based compensation	(12,427)	5,508
Provision for (recovery of) for loan losses	135	(3,642)
Provision for net investment in leases	281	-
Impairment of assets	-	257
Other expense	930	253
Total costs and expenses	$57,934	$87,559
Income from sales of real estate	492	612
Loss from operations before earnings from equity method investments and other items	($25,489)	($26,963)
Loss on early extinguishment of debt	(1,428)	-
Earnings from equity method investments	25,032	11,768
Income tax (expense) benefit	(3)	698
Net loss from continuing operations	($1,888)	($14,497)
Net income from discontinued operations	797,688	22,486
Net income	$795,800	$7,989
Net loss from continuing operations attributable to noncontrolling interests	18	44
Net (income) from discontinued operations attributable to noncontrolling interests	(179,089)	(2,564)
Net income attributable to iStar	$616,729	$5,469
Preferred dividends	(5,874)	(5,874)
Net income (loss) allocable to common shareholders	$610,855	($405)

Note: $ in thousands

Earnings per Share

	Three Months Ended March 31,	
Earnings Information for Common Shares	2022	2021
Net loss from continuing operations and allocable to common shareholders(1)		
Basic & Diluted	($0.11)	($0.28)
Net income from discontinued operations and allocable to common shareholders		
Basic & Diluted	$8.96	$0.27
Net income allocable to common shareholders	$8.85	($0.01)
Adjusted earnings		
Basic	$8.80	$0.31
Diluted	$7.79	$0.30
Weighted average shares outstanding		
Basic & Diluted (for net income)	69,037	73,901
Diluted (for adjusted earnings)	78,013	76,990
Common shares outstanding at the end of period	69,096	73,440

iStar

Note: In thousands, except per share data.
(1) Allocable to common shareholders after the effect of preferred dividends, non-controlling interests and income from sales of real estate.

Adjusted Earnings Reconciliation

	Three Months Ended March 31,	
	2022	2021
Net income (loss) allocable to Common Shareholders	$610,855	($405)
Add: Depreciation and amortization	4,002	17,629
Add: Stock-based compensation (income) expense	(12,427)	5,508
Add: Loss on early extinguishment of debt	5,109	-
Adjusted earnings allocable to common shareholders	$607,539	$22,732

Note: $ in thousands.
In 2019, we announced a new business strategy that would focus our management personnel and our investment resources primarily on scaling our Ground Lease platform. As part of this strategy, we accelerated the monetization of legacy assets and deployed a substantial portion of the proceeds into additional investments in SAFE and new loan and net lease originations relating to the Ground Lease business. Adjusted earnings is a non-GAAP metric management uses to assess our execution of this strategy and the performance of our operations.
Adjusted earnings is used internally as a supplemental performance measure adjusting for certain items to give management a view of income more directly derived from operating activities in the period in which they occur. Adjusted earnings is calculated as net income (loss) allocable to common shareholders, prior to the effect of depreciation and amortization, including our proportionate share of depreciation and amortization from equity method investments and excluding depreciation and amortization allocable to noncontrolling interests, stock-based compensation expense, the non-cash portion of loss on early extinguishment of debt and the liquidation preference recorded as a premium above book value on the redemption of preferred stock ("Adjusted Earnings").
Adjusted Earnings should be examined in conjunction with net income (loss) as shown in our consolidated statements of operations. Adjusted Earnings should not be considered as an alternative to net income (loss) (determined in accordance with generally accepted accounting principles in the United States of America ("GAAP")), or to cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor is Adjusted Earnings indicative of funds available to fund our cash needs or available for distribution to shareholders. Rather, Adjusted Earnings is an additional measure we use to analyze our business performance because it excludes the effects of certain non-cash charges that we believe are not necessarily indicative of our operating performance. It should be noted that our manner of calculating Adjusted Earnings may differ from the calculations of similarly-titled measures by other companies.

Consolidated Balance Sheets

	As of March 31, 2022	As of December 31, 2021
Assets		
Real Estate		
Real estate, at cost	$113,679	$113,510
Less: accumulated depreciation	(22,245)	(21,360)
Real estate, net	91,434	92,150
Real estate available and held for sale	301	301
Total real estate	91,735	92,451
Real estate and other assets available and held for sale and classified as discontinued operations	226,309	2,299,711
Net investment in leases	28,131	43,215
Land and development, net	277,421	286,810
Loans receivable and other lending investments, net	331,839	332,844
Loan receivable held for sale	-	43,215
Other investments	1,526,019	1,297,281
Cash and cash equivalents	1,500,203	339,601
Accrued interest and operating lease income receivable, net	1,666	1,813
Deferred operating lease income receivable, net	3,046	3,159
Deferred expenses and other assets, net	97,682	100,434
Total Assets	$4,084,051	$4,840,534
Liabilities and Equity		
Accounts payable, accrued expenses, and other liabilities	$198,886	$236,732
Liabilities associated with real estate held for sale and classified as discontinued operations	15,963	968,419
Liabilities associated with properties held for sale	-	3
Debt obligations, net	2,084,252	2,572,174
Total Liabilities	$2,299,101	$3,777,328
Total iStar shareholders' equity	$1,454,436	$851,296
Noncontrolling interests	330,514	211,910
Total Equity	$1,784,950	$1,063,206
Total Liabilities and Equity	$4,084,051	$4,840,534

iStar

Note: $ in thousands.

Pro Forma Supplemental Financial Data

	As of March 31, 2022	Pro Forma Adjustments	Pro Forma March 31, 2022
Assets			
Cash	$1,500,203	($90,622)	$1,409,581
Ground lease ecosystem			
SAFE stock	1,388,657	-	1,388,657
Leasehold loans	4,627	-	4,627
Ground lease plus	92,679	-	92,679
Total ground lease ecosystem	1,485,963	-	1,485,963
Non-core assets			
Real estate finance (loans)	331,839	-	331,839
Legacy and strategic	437,343	-	437,343
Real estate and other assets available and held for sale	226,309	(226,309)	-
Total non-core assets	995,491	(226,309)	769,182
Other balance sheet assets	102,394	(46,210)	56,184
Total Assets	$4,084,051	($363,141)	$3,720,910
Total Assets incl. SAFE MTM			*$4,056,811*
Liabilities and Equity			
iPIP liability (accrued)	$102,438	($38,851)	$63,587
Accounts payable, accrued expenses and other liabilities	96,448	-	96,448
Debt obligations, net	2,084,252	-	2,084,252
Liabilities associated with real estate held for sale	15,963	(15,963)	-
Total Liabilities	$2,299,101	($54,814)	$2,244,287
Total Equity	1,784,950	(308,326)	$1,476,624
Total Liabilities and Equity	$4,084,051	($363,141)	$3,720,910
Total equity	$1,784,950	($308,326)	$1,476,624
Less: Noncontrolling interest	(319,184)	318,622	(563)
Less: Noncontrolling interest – iPIP	(11,329)	-	(11,329)
Less: Preferred stock liquidation preference	(305,000)	-	(305,000)
Total common equity	1,149,437	10,296	1,159,732
Add: SAFE MTM adjustment	-	335,900	335,900
Less: Incremental iPIP amount (current estimate)	-	(105,123)	(105,123)
Total common equity (as adjusted)	1,149,437	241,073	1,390,509
Shares outstanding	77,925	432	78,358
Total common equity (as adjusted) / shares outstanding	$14.75		$17.75

Note: $ and shares in thousands. SAFE MTM is calculated based on 40.1m shares of SAFE stock using the closing price on April 29, 2022 of $43.05 per share

iStar

Q1 '22 Portfolio Reconciliation

	Real Estate Finance	Net Lease	Operating Properties	Land & Development	Corporate / Other	Total
Real estate, net	-	-	$92	-	-	$92
Real estate and other assets available and held for sale and classified as discontinued operations	-	$226	-	-	-	224
Net investment in leases	-	28	-	-	-	28
Land and development, net	-	-	-	$277	-	277
Loans receivable and other lending investments, net	$332	-	-	-	-	332
Other investments	5	$1,453	43	1	$25	1,526
Carrying Value	$336	$1,707	$135	$278	$25	$2,481
Add: Cash and other assets	-	-	-	-	1,603	1,603
Add: SAFE MTM[1]	-	336	-	-	-	336
Less: Pro Forma Adjustments	-	(226)	-	-	(136)	(363)
Portfolio Carrying Value (Pro Forma)	$336	$1,817	$135	$278	$1,491	$4,057

iStar

Note: $ in millions. Figures in this table may not foot due to rounding.
(1) Market value of iStar's investment in Safehold is $1,725m, calculated as iStar's ownership of 40.1m shares of SAFE at the April 29, 2022 closing stock price of $43.05.

Glossary

Dilution Gain	In circumstances where Safehold issues new equity that results in iStar having a smaller percentage ownership after the issuance than before the issuance, iStar shall account for the transaction pursuant to ASC 323-10-40-1: whereby iStar shall account for a share issuance by Safehold as if iStar had sold a proportionate share of its investment. Any gain or loss to iStar resulting from Safehold's share issuance shall be recognized in earnings.
Funding / Capex *(Net Lease, Operating Properties, Land & Development)*	Acquisition price, capitalized acquisition costs, capital expenditures, contributions to equity method investments, capitalized payroll and capitalized interest.
Funding / Capex *(Real Estate Finance)*	Cash funded on loans, plus deferred interest capitalized to the loan balance, exclusive of original issued discount, origination and arrangement fees held back at origination.
Proceeds *(Net Lease, Operating Properties, Land & Development)*	Includes sales price for assets sold and other proceeds, less selling costs, less seller financing plus return of capital and distributed proceeds arising from sales within our equity method investments.
Proceeds *(Real Estate Finance)*	Collection of principal, deferred and capitalized interest, exit fees, origination fees previously netted against principal at inception, or original issue discount. Includes proceeds from sales of securities.
Yield *(Real Estate Finance)*	Interest income, for the quarter, annualized, divided by the average Gross Book Value of Real Estate Finance.
Carrying Value	Net Real Estate Value for Net Lease, Operating Properties, Land & Development; Net Book Value for Real Estate Finance
Net Real Estate Value *(Net Lease, Operating Properties, Land & Development)*	Basis assigned to physical real estate property (net investment in leases, land & building), net of any impairments taken after acquisition date and net of basis reductions associated with unit / parcel sales, net of accumulated depreciation and amortization, plus our basis in equity method investments.
Net Book Value *(Real Estate Finance)*	Real Estate Finance Gross Book Value reduced for CECL allowances.
Gross Book Value *(Real Estate Finance)*	Principal funded including any deferred capitalized interest receivable, plus protective advances, exit fee receivables and any unamortized origination / modification costs, plus our basis in equity method investments, less purchase discounts and specific reserves. This amount is not reduced for CECL allowances.

Disclaimer: Set forth in the Glossary are the current definitions of certain items that we use in this presentation. This Glossary is intended to facilitate a reader's understanding of this presentation. There can be no assurance that we will not modify these terms in future presentations as we deem necessary or appropriate.